JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13G (including amendments thereto) with respect to the common shares of United Community Banks, Inc., and that this agreement be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

IN WITNESS WHEREOF, each of the undersigned hereby executes this agreement as of this 30th day of August, 2016.

CAPGEN CAPITAL GROUP V LP

By:	CAPGEN CAPITAL GROUP V LLC, its general partner

By:	/s/ Eugene A. Ludwig
Eugene A. Ludwig
Managing Member

CAPGEN CAPITAL GROUP V LLC

By:	/s/ Eugene A. Ludwig
Eugene A. Ludwig
Managing Member

EUGENE A. LUDWIG

By:	/s/ Eugene A. Ludwig
Eugene A. Ludwig

ROBERT B. GOLDSTEIN

By:	/s/ Robert B. Goldstein
Robert B. Goldstein

JOHN P. SULLIVAN

By:	/s/ John P. Sullivan
John P. Sullivan